Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TECHNOLOGY LICENSE AGREEMENT

PARTIES

This Technology License Agreement (the “AGREEMENT”) is entered into by and between Lantern Pharma Inc., a Texas corporation (hereinafter referred to as “LANTERN”) having principal offices at 211, N Ervay St, Dallas, TX 75201 and AF Chemicals, LLC, a Californian Limited Liability Company having principal offices at 5545 Coral Reef, La Jolla, CA 92037 (hereinafter referred to as “AFC”) each individually referred to hereinafter as a “Party” and collectively referred to hereinafter as the “Parties”.

RECITALS

WHEREAS, LANTERN has expertise in drug development and partnering with biotechnology / biopharmaceutical / pharmaceutical companies in funding, gaining regulatory approval, manufacturing, marketing and distribution of the TARGETED COMPOUNDS;

Whereas AFC has rights to the TARGETED COMPOUNDS;

WHEREAS, LANTERN desires to acquire right, title and interest in and to the LICENSED TECHNOLOGY in the FIELD OF USE.

NOW, THEREFORE, for good and valuable consideration the Parties, intending to be legally bound hereby, agree that they shall be subject to the following terms and conditions:

TERMS OF AGREEMENT

1.       DEFINITIONS

1.1       “TARGETED COMPOUNDS” shall mean any illudin, acylfulvene or Irofulven analog composition in one or more patents listed in Exhibit A, (ii) or otherwise belonging to a genus that is covered by one or more claims of the one or more patents listed in Exhibit A, (iii) together with rights in technical information recorded in the form of drawings, plans, specification, diagrams, trade secrets as defined by the Uniform Trade Secrets Act and other data relating to the manufacture, design and improvement of the TARGETED COMPOUNDS and (iv) any AFC INVENTIONS together with (v) any improvements of the TARGETED COMPOUNDS as they now exist or may become available throughout the life of the AGREEMENT irrespective of whether such improvements are necessary to manufacture the TARGETED COMPOUNDS, but excluding the TARGETED COMPOUNDS when bound or conjugated to any moiety including for example an illudin, illudin analog, acylfulvene analog, irofulven or irofulven analog bound either directly or via a linker to any antibody, antibody fragment, peptide, growth factor, receptor proteins, receptor binding entity, lipids, liposomal particles, nanoparticles, PEG carriers, steroids, proteins, toxins, or another drug conjugate.

1.2       “FIELD OF USE” is the ethical, regulated use and or sale of the TARGETED COMPOUNDS as cancer treatments for humans. The FIELD OF USE includes companion diagnostic clinical assays used, indicated or licensed for use with any of the TARGETED COMPOUNDS. The FIELD OF USE does not include any conjugate of the TARGETED COMPOUNDS including an illudin, illudin analog, acylfulvene analog, irofulven or irofulven analog bound directly or via a linker to any antibody, antibody fragment, peptide, growth factor, receptor proteins, receptor binding entity, lipids, liposomal particles, nanoparticles, PEG carriers, steroids, proteins, toxins, or another drug conjugate.

1.3       “LICENSED TECHNOLOGY” shall mean any inventions disclosing the TARGETED COMPOUNDS.

1.4       “SUB-LICENSEES” shall mean an entity authorized to sub-license and manufacture, sub-license and distribute, or otherwise sub-license the TARGETED COMPOUNDS. SUB-LICENSEES are required to pay directly to LANTERN any and all consideration owing to LANTERN for the forbearance to grant, manufacture and or sell the TARGETED COMPOUNDS.

1.5       “CUSTOMERS” shall mean any person, distributor or entity that purchases, manufactures, distributes or otherwise receives the TARGETED COMPOUNDS other than a SUB-LICENSEE.

1.6       “GROSS REVENUE” shall mean the amount of all REVENUE whether received by LANTERN, paid by SUB-LICENSEES, or paid by CUSTOMERS for the TARGETED COMPOUNDS including any FINANCIAL BENEFIT.

1.7       “NET REVENUE” shall mean GROSS REVENUE less EXPENSES.

1.8       “EXPENSES” shall mean any and all expenses incurred in (i) maintaining the LICENSED TECHNOLOGY, (ii) prosecuting the LICENSED TECHNOLOGY, (iii) developing the LICENSED TECHNOLOGY including direct expenses related to research and development, clinical trials, marketing and distribution, and miscellaneous expenses including samples, returns, direct selling expenses, and (iv) indirect expenses and (v) administrative expenses,

1.9       “FINANCIAL BENEFIT” shall mean any and all forms of value and consideration which LANTERN may realize (i) from the development, manufacture, licensing and exploitation of LICENSED TECHNOLOGY; (ii) possession, use, sale, manufacture or import of TARGETED COMPOUNDS; or (iii) grant of or forbearance to grant sublicenses or forbearance to manufacture with respect to the TARGETED COMPOUNDS and any NON-CASH CONSIDERATION for the TARGETED COMPOUNDS, excluding (iv) grants from non-profit organizations.

1.10        “NON-CASH CONSIDERATION” shall mean any consideration other than cash, including but not limited to stock, LLC membership interests, or interest in a partnership, for transactions related to the TARGETED COMPOUNDS. NON-CASH CONSIDERATION shall be calculated as the fair market cash value of such NON-CASH CONSIDERATION, at the time of the transaction by an independent accredited third party forming a valuation on any NON-CASH CONSIDERATION.

1.11        “LICENSED TERRITORY” shall mean worldwide.

1.12        “REVENUE” shall mean all amounts payable to AFC as identified in Exhibits B and C.

2.       LICENCE

2.1       Upon the terms and conditions set forth herein, AFC hereby grants to LANTERN an exclusive non-transferable and non assignable right to make, use, sell, import, offer to sell and practice the LICENSED TECHNOLOGY solely in the FIELD OF USE in the LICENSED TERRITORY, which grant shall include grants to make use and sub-license the LICENSED TECHNOLOGY solely in the FIELD OF USE in the LICENSED TERRITORY and a grant to use any and all know how, now or in the future related to the LICENSED TECHNOLOGY solely in the FIELD OF USE in the LICENSED TERRITORY, during the TERM of this AGREEMENT. Any transfer or assignment of the license shall conform to all the requirements of Section 8.2. Any Change in Control of Lantern shall conform to all the requirements of Section 8.3.

2.2       The REVENUE payable under either Exhibit B or Exhibit C to AFC will be increased [***] fold in the event of any challenge including an action in District Court or a proceeding before the Patent Trial and Appeal Board or the United States Patent and Trademark Office by LANTERN and/or a SUB-LICENSEE as to the validity of (i) any of the patents in Exhibit A, (ii) any patent application or patent issuing from the LICENSED TECHNOLOGY, or (iii) any patent application filed on or before the date of the challenge to the validity, relating to an AFC Invention, or (iv) any patent issuing on or before the date of the challenge to the validity, relating to an AFC Invention.

3.       SUBLICENSES

3.1       LANTERN shall negotiate with third parties to sub-license the LICENSED TECHNOLOGY solely in the FIELD OF USE during the TERM of this AGREEMENT. LANTERN shall undertake good faith efforts to maximize the GROSS REVENUE received from the TARGETED COMPOUNDS,

3.2       LANTERN shall insure that each SUB-LICENSEE agrees to similar terms and conditions as outlined in this AGREEMENT with respect to protecting AFC’s interests.

4.       REVENUE

4.1       LANTERN agrees to pay to AFC the REVENUE as outlined in Exhibits B and C during the TERM of this AGREEMENT.

5.       TERM AND TERMINATION

5.1       The TERM shall begin on the EXECUTED DATE and, unless sooner terminated as otherwise provided for in this AGREEMENT, continue until the expiration date of the last to expire issued valid patent listed in Exhibit A or continue until the expiration date of the last to expire issued valid patent listed in amended Exhibit A.

5.2       Failure to distribute NET REVENUE owed AFC within ninety (90) days of receipt of same or any failure to initiate or complete payments as specified in either Section 8.2 or Section 8,3 shall be a material breach of this AGREEMENT.

5.3       A breach of this AGREEMENT which is not cured within thirty (30) days after notice thereof from the other party specifying such breach shall be a material breach.

5.4       AFC shall have the right to terminate this Agreement if LANTERN (i) materially breaches any of its obligations under this Agreement, (ii) breaches any of its obligations under this Agreement and fails to cure such breach within 30 days after it receives notice of breach from AFC, (iii) immediately upon notice of an Insolvency Event of LANTERN, and (iv) immediately upon notice of a Change of Control of LANTERN, or where a party acquires ownership of all or substantially all of LANTERN’s assets, irrespective of whether such party is Hostile. For purposes hereof, (a) “Insolvency Event” means an assignment by LANTERN for the benefit of its creditors, the appointment of a receiver for, or any execution levied upon, all or substantially all of LANTERN’s business or assets, the filing of any petition for voluntary or involuntary bankruptcy or similar proceeding against LANTERN which is not dismissed within 90 days of its filing, or LANTERN’S dissolution or liquidation; (b) “Change of Control” means a transaction or series of related transactions as a result of which a person or entity or group of persons or entities acquires control of LANTERN, including, without limitation, by virtue of an issuance of voting securities, a grant of one or more proxies, a merger, a consolidation, a share exchange, a reorganization or an asset sale; (c) “Control” means possession of voting securities representing more than fifty percent (50%) of the voting power of all outstanding voting securities of LANTERN, and (d) “Hostile” means that the party acquiring control of LANTERN (or ownership of all or substantially all of its assets) refuses to demonstrate a commitment to either the development, marketing and/or distribution of the LICENSED TECHNOLOGY.

5.5       The waiver of any material breach or default under this AGREEMENT shall not constitute a waiver of the right to terminate this AGREEMENT for any subsequent material breach or default.

5.6       Bankruptcy

5.6.1        During the TERM, each of the following shall constitute an “event of default” governed by the notice provisions of section 16, unless a subsequent assignee or successor of Lantern or its assignees or successors has expressly assumed all of Lantern’s obligations including Sections 8.2 and 8.3 as set forth in this Agreement. Lantern or its assignees or successors, which have expressly assumed all of Lantern’s obligations set forth in this Agreement:

(a)                become insolvent;

(b)               make a general assignment for the benefit of creditors;

(c)                have a receiver, trustee, or other custodian appointed over their business or their assets; and

(d)               either (i) cease ongoing business operations, (ii) acknowledge they are unable or unwilling to meet their obligations hereunder, or (iii) cease fulfilling their obligations hereunder.

5.6.2        Unless an assignee or successor of Lantern or a subsequent assignee or successor of Lantern’s assignees or successors has expressly assumed all of Lantern’s obligations including Sections 8.2 and 8.3 set forth in this Agreement either before the Bankruptcy Event of Lantern or before the Bankruptcy Event of the preceding successor or assignee of Lantern, if during the TERM Lantern (or its successors or assigns that are obligated under this Agreement) voluntarily file a petition or suffer the filing of an involuntary petition against them under any chapter of the United States Bankruptcy Code or any similar law, now or hereafter in effect, including, but not limited to, those for the purpose of reorganization, arrangement, dissolution, or liquidation (any of the foregoing constituting a “Bankruptcy Event”), this Agreement shall be governed by 11 U.S.C. § 365(n) and AFC shall be deemed to have provided the written request set forth in 11 U.S.C. § 365(n)(4)(A)(i) without any further notice or demand to Lantern (or its successors or assigns) whatsoever. The written request shall not constitute a written request under 11 U.S.C. § 365(n)(4)(A)(ii) or (B) and to obtain the benefits of 11 U.S.C. § 365(n)(4)(B), AFC shall have to provide a separate written request. Lantern, its successors or assigns that are obligated under this Agreement, or their bankruptcy trustee shall have sixty (60) days from the petition filing date to file a motion with the bankruptcy court or any other court, tribunal, or governing body supervising the administration of the proceeding to assume or reject this Agreement including Sections 8.2 and 8.3 under 11 U.S.C. § 365 or any similar law hereafter in effect. The failure to file the motion shall constitute an event of default. If this Agreement is rejected under 11 U.S.C. § 365 or any similar law hereafter in effect, the Parties shall have all of the rights and remedies available to them under 11 U.S.C. § 365(n). For purposes of this section, this Agreement constitutes an executory contract involving “intellectual property” as that term is defined in 11 U.S.C. § 101(35A). The Parties have not agreed to a particular successor or assignee of Lantern assuming all of Lantern’s obligations set forth in this Agreement. Nevertheless, for purposes of 11 U.S.C. § 365(e)(2)(A)(ii) only, AFC consents to the assumption and assignment of this Agreement. This section 5.6.2 is not intended to waive any rights of the AFC.

6.       INFRINGEMENT

6.1       LANTERN and SUB-LICENSEE shall promptly notify AFC of any manufacture, sale, use, importation, offer for sale, other infringing or potential infringing activity by others of the LICENSED TECHNOLOGY for which they become aware.

6.2       In the event that LANTERN or SUB-LICENSEE notifies AFC of any manufacture, sale, use, importation, offer for sale,

other infringing or potential infringing activity by others of the LICENSED TECHNOLOGY, AFC shall have the sole right to transmit notices regarding potential infringement, notices of infringement, cease and desist letters or to institute infringement actions against any infringer of the LICENSED TECHNOLOGY. AFC has the right but not the obligation to bring actions against infringers ninety (90) days after AFC has determined that the other is infringing the LICENSED TECHNOLOGY. If AFC chooses not to pursue any infringement action, LANTERN may at its own cost institute infringement actions against the infringer. If requested to do so, AFC shall cooperate with and assist LANTERN in any such action, including joining the action as a co-plaintiff.

6.3       In the event that LANTERN or SUB-LICENSEE notifies AFC of any manufacture, sale, use, importation, offer for sale, other infringing or potential infringing activity by others, AFC shall have the sole right to transmit notices regarding potential infringement, notices of infringement, cease and desist letters or to institute or defend against an infringement action promptly and with due diligence against any infringer of the LICENSED TECHNOLOGY

6.4       Any award or portion of an award, recovered by AFC in any such action or proceeding commenced by AFC shall belong solely to AFC. Any award, or portion of an award, recovered by AFC in combination with LANTERN in any such action or proceeding commenced by AFC in combination with LANTERN shall be payable to LANTERN after recovery by AFC of fees, costs and expenses, any other out-of-pocket costs related to the action or proceeding and after payment to AFC of any REVENUE payable on the award. Any and all recovery of punitive or treble damage awards shall be considered a net sale upon which REVENUE is payable to AFC.

7.       DEFENSE AND INDEMNITY

7.1       LANTERN shall maintain, throughout the TERM of this Agreement, insurance policy or policies for general liability coverage issued by a reputable insurance company of no less than [***] per occurrence, and [***] in aggregate coverage which after human trials have commenced shall be increased to a general liability coverage issued by a reputable insurance company of no less than [***] per occurrence, and [***] in aggregate coverage. A SUB-LICENSEE shall be required to secure and maintain appropriate ‘product liability’ insurance issued by a reputable insurance company.

7.2       LANTERN or its SUB-LICENSEES shall indemnify and save AFC harmless from any and all claims against LANTERN as a result of injury or damage to an ultimate user or other party caused by the TARGETED COMPOUNDS or by the use or sale of the TARGETED COMPOUNDS whether sold by a SUB-LICENSEE or a third party, whether the injury is the result of negligent manufacture or otherwise.

7.3       LANTERN agrees to indemnify AFC with respect to any suits against AFC brought under either 35 U.S.C. §271(a); 17 U.S.C. §501(a) based upon a claim that the LICENSED TECHNOLOGY directly infringe an apparatus, machine, manufacture or composition of matter claims of U.S. patents held by third parties due to the activities of LANTERN and/or a SUB-LICENSEE, including practicing the LICENSED TECHNOLOGY; or a United States copyright which has been registered in the U.S. Copyright Office as of the date of this Agreement. LANTERN agrees to pay costs and damages finally awarded after all appeals in any such suit, provided that LANTERN is notified promptly in writing of the suit by AFC with AFC’s request for indemnification, and at LANTERN’s request and at LANTERN’S expense is given control of said suit and any settlement negotiations arising from said suit, and all requested assistance for defense of same. If all use of the LICENSED TECHNOLOGY is enjoined as a result of such suit, or if LANTERN determines in LANTERN’s sole discretion that such action may occur, then LANTERN, at its sole option (hereunder “LANTERN’s Option”) may: obtain a license to continue marketing, sale, distribution and sub-licensing, or modify or replace with a non-infringing equivalent. This indemnity extends to any suit based in whole or in part upon infringement of any patent or copyright by the combination of the LICENSED TECHNOLOGY furnished by AFC with other elements or improvements, including without limitation to any elements or improvements of LANTERN’s design, formula, method, process, specifications, or instruction. This indemnification extends to non-United States patents or to any method, process or product by process claims of U.S. patents held by third parties due to the activities of LANTERN and/or a SUB-LICENSEE, including practicing the LICENSED TECHNOLOGY. This indemnification extends to any non-United States copyright. In no event shall AFC be liable for indirect, incidental, or consequential damages arising from infringement or alleged infringement of patents or copyrights. The foregoing Section 7 “DEFENSE AND INDEMNITY” is stated in addition to any other expressed, implied, or statutory warranty or indemnification against infringement.

7.4       LANTERN shall hold AFC harmless from any and all damages and claims that may arise for any reason on the part of any person, including LANTERN’s agents or employees arising out of the manufacture, use or sale of the TARGETED COMPOUNDS.

8.       ASSIGNMENTS

8.1       LANTERN shall not assign all or substantially all of its rights under the Agreement, nor transfer any of the LICENSED TECHNOLOGY rights without the express written approval of AFC. LANTERN will provide AFC with reasonable advance written notice of any assignment of LANTERN’s right to receive GROSS REVENUE. Any such assignment shall not prohibit AFC from enforcing any of its rights against the assignee. LANTERN shall not license the rights except as outlined in Section 3.

8.2       A transfer or assignment of the license to a third party (hereinafter the ‘Acquirer’) shall require that the Acquirer make a Transfer Payment to AFC. The Transfer Payment will be [***] where the Transfer Payment will be spread out over 5 years as follows: [***] will be due within 30 days of the transfer or assignment of rights, with the residual due in four (4) equal installments of [***] at yearly intervals on the anniversary of the transfer or assignment of rights. The Acquirer will be responsible for making the [***] payment. The Acquirer will be responsible for all other payments outlined in Exhibits B and C (milestone and royalty payments) from the date of the transfer or assignment of rights.

8.3       Any event that results in a Change in Control of LANTERN to a third party irrespective of whether the third party is a person, an entity, a group of persons or entities (hereinafter the ‘Purchaser’) shall require that the Purchaser make a payment of [***] to AFC as a result of the Change of Control. Payments will be spread out over 5 years as follows: [***] will be due within 30 days of the Change of Control, with the residual due in four (4) equal installments (each up to [***]) at yearly intervals on the anniversary of the Change of Control. The Purchaser will be responsible for making the [***] payment. LANTERN will continue to be responsible for all other payments outlined in Exhibits B and C (milestone and royalty payments) after the date of the Change of Control.

9.       MISCELANEOUS

9.1       This AGREEMENT shall be binding upon and inure to the benefit of the Parties, their successors, heirs, permitted assigns and legal representatives.

9.2       This AGREEMENT embodies the entire understanding and obligation of the Parties with respect to the subject matter of the AGREEMENT and supersedes any and all prior or contemporaneous negotiations, representations, understandings and agreements, whether written or oral between the Parties. No amendment or modification of this AGREEMENT shall be valid or binding unless made in writing and signed on behalf of each of the Parties.

9.3       If a court of competent jurisdiction adjudges a provision of this AGREEMENT illegal, unenforceable, invalid, or void, such determination will not impair the enforceability of any of the remaining provisions hereof and the provisions will remain in full force and effect. All other provisions of this Agreement shall be given effect separately there from and shall not be affected thereby,

9.4       This AGREEMENT shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be interpreted in its entirety in accordance with the State of California. A suit, claim or other action to enforce the terms of this AGREEMENT will be brought exclusively in the state and federal courts of San Diego County and the Southern District of California respectively. The Parties submit to the jurisdiction of the state and federal courts of San Diego County and the Southern District of California respectively.

10.       CONFIDENTIALITY AND NON-DISCLOSURE

10.1       “Confidential Information” means any confidential or proprietary information, technical data, trade secrets as defined by the Uniform Trade Secrets Act, or know-how of either Party, including, but not limited to, that which relates to research, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, business strategies, operations, plants and facilities, marketing or finances. Unless otherwise indicated, all information disclosed by either Party is to be treated as Confidential Information.

Confidential Information does not include information, technical data or know-how which:

i.       is generally available to the public prior to its disclosure; or

ii.       is generally known to the Receiving Party prior to the disclosure thereof as evidenced by written and dated material in its possessions; or

iii.       through no fault of the Receiving Party, becomes available to the public after the disclosure thereof; or

iv.                is disclosed to the Receiving Party by a third party having a bona fide right to do so; or

v.                  is approved for release by the written authorization of the Disclosing Party; or

vi.       is disclosed pursuant to the requirement of a government agency or by operation of law after the Disclosing Party has been given at least thirty (30) days’ notice and an opportunity to object to such disclosures; or

vii.       is developed by the Receiving Party completely independent of Confidential Information disclosed to the Receiving Party by the Disclosing Party.

10.2        Any materials or documents which have been furnished by the Disclosing Party to the Receiving Party will be promptly returned, accompanied by all copies of such materials or documents upon request of the Disclosing Party.

10.3        All documents, software code, drawings, diagrams, specifications and other materials furnished by either Party relating to the development, use and licensing of LICENSED TECHNOLOGY are proprietary to that Party. Such materials have been developed at great expense and may contain trade secrets. Neither Party may reproduce or distribute, disseminate, disclosure, publish or make accessible such materials except to SUB-LICENSEES, employees, or independent contractors on a `need to know basis’, who must agree to be bound by conditions no less onerous than the conditions of this Section 10 and who may only use the material as part of their duties in carrying out this AGREEMENT. All such materials (except information as may be established to be in the public domain or disclosed pursuant to judicial or government action) shall be received in confidence, and the Receiving Party shall exercise reasonable care to hold such information in confidence and in no event less care than the Receiving Party exercises to protect its own confidential information.

11.       AUDIT RIGHTS

11.1       AFC will have the right at any reasonable time and upon reasonable notice to send a reasonable number of authorized representatives to examine all pertinent documents and materials in the possession or under the control of LANTERN or a SUB-LICENSEE relating to any obligations under the Agreement or any payments requested under the Agreement. LANTERN shall maintain all pertinent financial books and records relating to the Agreement for a period of five (5) years after completion of the TERM of this AGREEMENT.

11.2        LANTERN will make reasonable business efforts to accommodate any audit at their place of business or an alternative location not to exceed five (5) miles in distance from LANTERN’s place of business unless the audit location is otherwise agreed to by both Parties.

12.       FORCE MAJEURE

12.1       Neither Party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or public utilities where reasonable redundant systems cannot be obtained, however, that lack of funds shall not be deemed to be a reason beyond a party’s reasonable control, The Parties will promptly inform and consult with each other as to any of the above causes which in their judgment may or could be the cause of a delay in the performance of this Agreement.

13.       REMEDIES, WAIVER

13.1        A Party to this Agreement will not be bound by a waiver of any right or remedy that inures to the Party’s benefit under this Agreement unless the waiver is in writing signed by the Party. The waiver by any Party of strict performance of any provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach. No waiver of any breach of any provision of the Agreement will constitute a waiver of any other breach of such or any other provisions.

13.2        The individual remedies reserved in the Agreement will be in addition to any remedies provided by law.

14.       COMPLIANCE WITH LAW

14.1        LANTERN and/or its SUB-LICENSEE shall comply with applicable laws, rules, regulations, orders, conventions, ordinances or standards of the country in which it is doing business. At AFC’s request, LANTERN and/or its SUB-LICENSEE shall certify in writing compliance with any law or regulation.

15.       RESOLUTION OF DISPUTE/APPLICABLE LAW AND ARBITRATION

15.1       All disputes and controversies between the Parties hereto of any kind and nature arising of or in connection with this Agreement, as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, aberration, breach, continuation or termination of this Agreement shall be resolved as set forth herein.

15.2        Either Party to this Agreement may, after a dispute or controversy arises, making written requests and demand arbitration of any dispute or controversy hereunder by making such written requests in writing to the other party.

15.3        Any dispute or controversy shall be submitted to a single arbitrator with experience in bio-technology / pharmaceutical commercial matters to be chosen by mutual agreement of the Parties within five (5) days alter the request for arbitration is made. If the Parties, within such time, cannot agree on an arbitrator, the arbitrator shall be chosen pursuant to the American Arbitration Association procedures from its panel of arbitrators with bio-technology / pharmaceutical commercial experience.

15.4        The arbitration hearing shall be held in San Diego California, United States of America. The commercial arbitration rules of the American Arbitration Association shall be used in the arbitration proceedings.

15.5        The arbitration herein shall be concluded in not more than three (3) days unless otherwise ordered by the arbitrator. The award on the hearing shall be made within fourteen (14) days after the close of the submission of evidence.

15.6        An award rendered by the arbitrator or appointed pursuant to this agreement shall be final and binding on all of the parties to such proceeding and enforced in the District Court for the Southern District of California or the Superior Court of California, County of San Diego.

15.7        The provisions of this section shall be a complete bar and defense to any suit, action or proceedings instituted in any Court or before any Court or before any administrative tribunal with respect to any dispute or controversy arising out of or in connection with this Agreement, with the exception of the provisions of section 15.10 below. The arbitration provisions of this Agreement shall, with respect to any such dispute or controversy, survive the termination or expiration of this Agreement.

15.8        The arbitrator shall determine which of the parties shall bear the costs and/or expenses of the arbitration.

15.9        The failure or refusal of any party hereto to submit to arbitration in accordance with this Agreement shall be deemed a breach of this Agreement.

15.10        Each party shall continue to support its obligations including REVENUE obligations as per Exhibits B and C under the terms of this Agreement pending final resolution of any dispute arising out of or relating to this Agreement. Should LANTERN fail to make REVENUE payments due to AFC under this Section 15 or Section 4 above, AFC may apply to the District Court for the Southern District of California or the Superior Court of California, County of San Diego for an immediate order requiring LANTERN to make those payments forthwith. Both parties to this Agreement agree and understand that a failure to make the monthly payments to AFC shall constitute irreparable injury, notwithstanding their financial nature and the parties agree that such a failure would justify the entry of an immediate order by the District Court for the Southern District of California or the Superior Court of California, County of San Diego requiring such payment.

16.       NOTICES

16.1        Any notice or other communication to be given hereunder by either Party to the other shall be in writing and delivered by overnight courier, or by certified or registered mail, postage prepaid, return receipt requested. Notice shall he deemed communicated on receipt in case of personal delivery, the next day in the case of overnight courier, upon confirmation of transmission in the case of fax, and five days after mailing deposit in the U.S. Mail in the case of mailed notice. All such notices of other communications shall be addressed as set forth below, but either Party may change its address by notice or other communication given in accordance with provisions of this paragraph.

AFC:

Notices to:

5545 Coral Reef,

La Jolla, CA 92037

Payments to:

P.O. BOX 99213,

San Diego, CA 92169

LANTERN:

Notices to:

4287 Beltline Rd.,

Suite #270,

Addison, TX 75001

17.       RELATION OF THE PARTIES

17.1        Nothing contained in this AGREEMENT shall be construed to imply a joint venture, partnership, or principal-agent relationship between the Parties; and neither Party by virtue of this AGREEMENT shall have any right, power or authority, express or implied, to act on behalf of or enter into any undertaking binding the other Party. This AGREEMENT shall not be construed to create rights, express or implied, on behalf of, or for the use of, any Parties aside from AFC and LANTERN, and AFC and LANTERN shall not be obligated, separately or jointly, to any third parties or any third party beneficiaries by virtue of this AGREEMENT.

18.       EXCLUSION OF DAMAGES

18.1        IN NO EVENT SHALL AFC BE LIABLE FOR DAMAGES FOR LOSS OF PROFITS, LOSS OF USE, LOSS OF DATA OR INTERRUPTION OF BUSINESS, OR ANY OTHER INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF AFC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

19.       LIMITATION OF LIABILITY

19.1        IN NO EVENT SHALL THE LIABILITY OF AFC EXCEED THE AMOUNT OF MONIES RECEIVED BY AFC UNDER THIS AGREEMENT.

20.       INTELLECTUAL PROPERTY

20.1       It is recognized and understood that AFC patents including the patents listed in Exhibit A relating to the TARGETED COMPOUNDS and the LICENSED TECHNOLOGY are the separate property of AFC and the ownership of the AFC patents is only affected as explicitly recited in this AGREEMENT.

20.2        AFC shall have exclusive ownership rights to all inventions, discoveries, improvements, and modifications, as well as all methods, processes, know-how and/or trade secrets arising from or conceived or reduced to practice during and as part of the research, development, formulation, marketing and sale of the TARGETED COMPOUNDS and LICENSED TECHNOLOGY (“AFC INVENTIONS”) and regardless of whether generated by an AFC employee alone, a LANTERN employee alone, a SUB-LICENSEE employee alone, an AFC employee and a LANTERN employee jointly, an AFC employee and a SUB-LICENSEE employee jointly, a LANTERN employee and a SUB-LICENSEE employee jointly or any of the above combinations with others, LANTERN and/or a SUB-LICENSEE shall disclose promptly to AFC any AFC INVENTIONS. LANTERN and/or a SUB-LICENSEE shall, upon AFC’s written request, assign its entire right, title and interest in and to any and all AFC INVENTIONS to AFC and to execute such documents as may be required to file applications and to obtain patents or copyrights in the name of AFC or its nominees, in any countries, covering the LICENSED TECHNOLOGY.

20.3        AFC shall be entitled to shop rights to any license or other technology acquired by LANTERN relevant to the TARGETED COMPOUNDS and/or the LICENSED TECHNOLOGY.

21.       COUNTERPARTS

21.1        This AGREEMENT may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

22.       FURTHER ASSURANCES

22.1        From time to time, as and when requested by either Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions as such other Party may reasonably deem necessary or desirable to carry out the intentions of the Parties embodied in this AGREEMENT.

23.       HEADINGS

23.1        The headings used in this AGREEMENT are for convenience of reference only and do not form a part of this AGREEMENT.

24.       SURVIVAL OF TERMS

24.1       Any and all provisions of Sections 2, 5, 6, 7, 9, 10, 13, 15, 18, 19 and 20 herein shall survive expiration or termination of this AGREEMENT. Additionally, any other provision required to interpret and enforce the Parties’ rights and obligations under this AGREEMENT shall also survive, but only to the extent required for the full observation and performance of this AGREEMENT.

EXECUTION

The AGREEMENT shall enter into full force and effect on the EXECUTED DATE by execution of both Parties.

Executed on this 15 day of Jan 2015, at

Lantern Pharma, Inc.

By:	/s/ Arunkumar Asaithambi
Name:	Arunkumar Asaithambi
Title:	CEO

EXECUTED on this 15 day of Jan 2015, at La Jolla, CA

AF Chemicals, LLC

By:	/s/ Michael J. Kelner
Name:	Michael J. Kelner
Title:	Manager

Exhibit A

Case Title	Lead Inv	App No	Filing Dt	Pat No	Pat Iss Dt
HYDROXYUREA DERIVATIVES OF IROFULVEN WITH HIGH ANTITUMOR ACTIVITY	McMorris, Trevor	6800754.1	08/03/2006	1909783	10/12/2011
HYDROXYUREA DERIVATIVES OF IROFULVEN WITH HIGH ANTITUMOR ACTIVITY	McMorris, Trevor	6800754.1	08/03/2006	1909783	10/12/2011
HYDROXYUREA DERIVATIVES OF IROFULVEN WITH HIGH ANTITUMOR ACTIVITY	McMorris, Trevor	2008-525225	08/03/2006	4989648	05/11/2012
IIYDROXYUREA DERIVATIVES OF IROFULVEN WITH HIGH ANTITUMOR ACTIVITY	McMorris, Trevor	6800754.1	08/03/2006	1909783	10/12/2011
HYDROXYUREA DERIVATIVES OF IROFULVEN WITH HIGH ANTITUMOR ACTIVITY	McMorris, Trevor	11/997,432	01/31/2008	7,655,695	02/02/2010
ANTITUMOR AGENTS	Kelner, Michael	11/600,375	11/16/2006	7,629,380	12/08/2009
ANTITUMOR AGENTS	Kelner, Michael	11/151,013	06/13/2005	7,141,603	11/28/2006
ANTITUMOR AGENTS	Kelner, Michael	10/013,009	11/05/2001	6,855,696	02/15/2005
ANTITUMOR AGENTS	Kelner, Michael	09/641,191	08/17/2000	6,548,679	04/15/2003
ANTITUMOR AGENTS	Kelner, Michael	09/386,555	08/31/1999	6,323,181	11/27/2001
SYNTHESIS OF NEW ACYLFULVENE ANALOGS	McMorris, Trevor	11/955,247	12/12/2007	7,713,939	05/11/2010
SYNTHESIS OF NEW ACYLFULVENE ANALOGS	McMorris, Trevor	10/694,533	10/27/2003	6,987,193	01/17/2006
SYNTHESIS OF NEW ACYLFULVENE ANALOGS	McMorris, Trevor	10/134,260	04/29/2002	6,639,105	10/28/2003
SYNTHESIS OF NEW ACYLFULVENE ANALOGS	McMorris, Trevor	09/501,151	02/09/2000	6,380,403	04/30/2002
SYNTHESIS OF NEW ACYLFULVENE ANALOGS	McMorris, Trevor	08/683,687	07/18/1996	5,932,553	08/03/1999

A-1

Exhibit B

TERMS 2015 01 15	TERM SHEET FOR LANTERN PHARMACEUTICAL - Irofulven Details
Expiration date	Terms expire January 21st, 2015 unless extension mutually agreed upon.
Annual Licensing Fee	Year 1: $[***]; increases by $[***]/year to a maximum of $[***] Year 2: $[***] Year 3: $[***] Year 4 and thereafter: $[***] Initial Annual Licensing fee due within 30 days of execution of license.
Field and Region of Coverage	In countries where patent protection is provided an exclusive transferable license (subject to review) to Irofulven (6-hydroxymethylacylfulvene; NSC 683863) and USA Patent number 5,932,553 and any related international patents subject to potential carve-out of Japan in the event that AFC concludes successful negotiation with Elsal for either transfer of the Irofulven IND, ability to operate under the Elsal IND, or obtainment of the pre-clinical and clinical data package from Elsal. In the event that Japan becomes available, and Lantern subsequently desires Japan, the licensing terms shall be the same as for Germany ($[***] for Approval to market, and milestone payments for submission of 2nd and 3rd therapeutic indications).
Signing Fee	$ [***] for past expenses. Due within 45 days of signing. If Lantern exercises both the Irofulven and the analog portfolio then only one signing fee is paid.
Milestone Payments	IND Filing: n.a. Phase I: n.a. - associated with IND
Phase II First patient: $[***]
Phase Ill First Patient: $[***]
NDA Filing: $[***]
FDA approval to market In USA: $ [***]
NDA filing in any other country: $[***]
European Approval to Market: Germany $ [***]
European Approval to Market: Great Britain $ [***]
European Approval to Market: France Spain Italy $ [***]
European Approval to Market: Any other country population > 10 million $ [***]
European Approval to Market: Any other country population < 10 million $ [***]
Submission of a 2nd therapeutic indication	[***]% of above milestone payments (per country)
Submission of a 3rd therapeutic indication	[***]% of above milestone payments (per country)
Royalty Rate

In the event that Lantern receives a royalty share rate from its partner above [***]% of net sales, or develops the drug internally, Lantern will pay AFC [***]% of net sales.

In the event Lantern receives a royalty share rate between [***] and [***]% of sales,

Lantern will pay AFC [***]% of net sales.

In the event that Lantern receives a royalty rate below [***]% of net sales, Lantern will transfer [***]% of royalty rate for sales to AFC.

B-1

Sublicensing Fees USA	[***]% of gross Income/fees received by Lantern
Sublicensing Fees Europe	[***]% of the gross income/fees received by Lantern
Rest of the world	In the event that Lantern subsequently desires other countries in which AFC has or obtains intellectual property on Irofulven (e.g. Korea, South American countries, etc.) the licensing terms shall be the same as Germany.
Patents	Pay for maintenance fees of patents listed in Appendix A. AF Chemicals will pay the fee and Lantern will reimburse within 30 days. AF Chemicals shall consider input from Lantern regarding continuation of patent maintenance in small market countries.
Future Patents	Any manufacturing patents or other patents obtained by AFC to extend the patent life of Irofulven shall be Included In this license at no additional fee provided Lantern accepts these patents and agrees to pay all associated costs to procure and maintain the patents. AFC shall include Lantern in IP strategizing.
Transferability	See licensing agreement
Due Diligence and other issues	Details/Time
Enrollment time line commencements	Time commences within 120 days of IND submission to the FDA unless “FDA stop” issued, once “FDA stop” removed then time line commences within 60 days.
File IND	Not applicable
Enroll 1st patient in Phase I trial	Not applicable
Enroll 1st patient in Phase II trial	3 years
Enroll 1st patient in Phase III trial	5 years
File NDA	7 years
Extensions	May purchase an additional year by paying additional funds of $[***]. May purchase a second additional year by paying additional funds of $[***]. May purchase a third additional year by paying additional funds of $[***]. Extensions are specific and limited to each product under development (irofulven or analog 184). Additional extensions to be negotiated.
Marketing	Will market each licensed product within 6 months of receiving regulatory approval (to market)
Progress Report	Quarterly (every 3 months)
Royalty Report	Quarterly (every 3 months)
Milestone Fee payment	Milestone: Within 30 days of an event occurring (NDA filed, patient enrolled, regulatory approval, etc.)
Royalty/Sublicensing Fee payment	Quarterly (every 3 months)
Insurance prior to commencement of human trials ($US)	Each occurrence: $ [***] Products/completed operations in aggregate: $ [***] Personal & Advertizing: $ [***] General Commercial Aggregate: $ [***]
Insurance once commencement of human trials ($US)	Each occurrence: $[***] Products/completed operations In aggregate: $[***] Personal & Advertizing: $[***] General Commercial Aggregate: $[***]

Abandonment: Within 30 days will:

Pay for any existing costs including patent fees due within 6 months

Return all product (licensed and nonlicensed ) & feed stocks

Return any associated biological products

Return all preclinical & clinical data (efficacy, safety & otherwise)

Return any regulatory approvals including orphan drug approval and regulatory approval to market licensed product in all countries

Submission of a 2nd or 3rd therapeutic indication	No deadlines
Other	Indemnification per terms of prior submitted contract

B-2

Exhibit C

TERMS 2015 01 15	TERM SHEET FOR LANTERN PHARMACEUTICAL - ANALOGS Details
Expiration date	Terms expire January 21st, 2015 unless extension mutually agreed upon.
Annual Licensing Fee for Analogs	Year 1: $[***]; increases by $[***]/year to a maximum of $[***] Year 2: $[***] Year 3: $[***] Year 4 and thereafter: $[***] Initial Annual Licensing fee due within 30 days of execution of license.
Field and Region of Coverage	In countries where patent protection is provided an exclusive transferable license (subject to review) to Analog AFC #184 (NSC D740821) & additional analogs depicted by structure & number and described by patents (insert numbers here), subject to potential carve-out of Japan in the event that AFC concludes successful negotiation with Elsal for Irofulven documents in exchange for providing Elsal with commercial rights to analogs In Japan. In the event that Japan becomes available, and Lantern subsequently desires Japan, the licensing terms shall be the same as for Germany ($[***] for Approval to market, and milestone payments for submission of 2nd and 3rd therapeutic indications).
Signing Fee	$ [***] for past expenses. Due within 45 days of signing. If Lantern exercises both the Irofulven and the analog portfolio then only one signing fee is paid.
Milestone Payments	IND Filing $[***] each analog filed Phase I: n.a. — associated with IND
Phase II First patient: $[***] each analog filed
Phase III First Patient: $[***] each analog flied
NDA Filing: $[***] each analog filed
FDA approval to market in USA: $[***] each analog filed
NDA filing in any other country: $[***] each analog filed
European Approval to Market: Germany $[***] each analog filed
European Approval to Market: Great Britain $[***] each analog filed
European Approval to Market: France Spain Italy $[***] each analog filed
European Approval to Market: Any other country population > 10 million $[***] each analog filed
European Approval to Market: Any other country population < 10 million $[***] each analog filed
Submission of a 2nd therapeutic indication	[***]% of above milestone payments (per country) each analog filed
Submission of a 3rd therapeutic indication	[***]% of above milestone payments (per country) each analog filed
Royalty Rate	Minimum rate of [***]% of net sales for each analog filed Net sales are defined elsewhere.

C-1

Sublicensing Fees USA	[***]% of gross income/fees received by Lantern, each analog filed
Sublicensing Fees Europe & Japan	[***]% of the gross Income/fees received by Lantern.
Patents	Pay maintenance fees of patents listed in Attachment A. AF Chemicals will pay the fee and lantern will reimburse within 30 days.
Transferability	See Licensing agreement.
Due Diligence and other Issues	Details/Time
File IND	Analog 184 -3 years
Enroll 1st patient in Phase I trial	Analog 184 - within 120 days of IND unless “FDA stop” Issued. Once “FDA stop” removed then within 60 days.
Enroll 1st patient in Phase II trial	Analog 184 - 5 years
Enroll 1st patient in Phase II trial	Analog 184 - 7 years
File NDA	Analog 184 - 9 years
Extensions	May purchase an additional year by paying additional funds of $[***]. May purchase a second additional year by paying additional funds of $[***]. May purchase a third additional year by paying additional funds of $[***]. Extensions are specific and limited to each product under development (Irofulven or analog 184). Additional extensions to be negotiated.
Marketing	Will market each licensed product within 6 months of receiving regulatory approval (to market)
Progress Report	Quarterly (every 3 months)
Royalty Report	Quarterly (every 3 months)
Milestone Fee payment	Milestone: Within 30 days of an event occurring (NDA filed, patient enrolled, regulatory approval, etc.)
Royalty/Sublicensing Fee payment	Quarterly (every 3 months)
Insurance prior to commencement of human trials ($US)	Each occurrence: $[***] General Commercial Aggregate: $[***]
Insurance once commencement of human trials ($US)	Each occurrence: $[***] Products/completed operations in aggregate: $[***] Personal & Advertising: $[***] General Commercial Aggregate: $[***]
Abandonment: Within 30 days will:

Pay for any existing costs including patent fees due within 6 months Return all product (licensed and nonlicensed ) & feed stocks

Return any associated biological products

Return all preclinical & clinical data (efficacy, safety & otherwise)

Return any regulatory approvals including orphan drug approval and regulatory approval to market licensed product in all countries

Submission of a 2nd or 3rd therapeutic Indication	No deadlines
Other	Indemnification per terms of prior submitted contract

C-2